Exhibit 99.2

UNAUDTIED PRO FROMA COMBINED CONDENSED FINANCIAL STATEMENTS

On December 15, 2015, Albany Molecular Research, Inc., a Delaware corporation (the “Company”), and Brian W. Mulhall and Alan Weiss (the “Sellers”, as members of Whitehouse Analytical Laboratories, LLC (“Whitehouse”), entered into a definitive LLC Interest Purchase Agreement (the “Purchase Agreement”) pursuant to which AMRI purchase 100% of Whitehouse’s membership interests from the Sellers $54 million in cash and an additional $2 million worth of AMRI common stock contingent upon Whitehouse achieving certain specified targets.

Previously, on July 16, 2015, the Company also entered a definitive Share Purchase Agreement to acquire 100% of the capital stock in Gadea Grupo Farmaceutico, S.L.U. (Gadea). Purchase price was $137.9 million, which included $97 million in cash and the issuance of 2,200 restricted shares, valued at $40.6 million, plus a working capital adjustment.

The following unaudited pro forma combined condensed balance sheet as of September 30, 2015 is based on the separate historical financial statements of the Company and Whitehouse after giving effect to the acquisition and the assumptions and preliminary pro forma adjustments described in the accompanying notes to the unaudited pro forma combined condensed financial statements. The unaudited combined condensed statements of operations for the nine months ended September 30, 2015 and the year ended December 31, 2014 are based on the separate historical financial statements of the Company, Whitehouse, and Gadea after giving effect to the acquisition and the assumptions and preliminary pro forma adjustments described in the accompanying notes to the unaudited pro forma combined condensed financial statements. The unaudited pro forma combined condensed balance sheet presents the Company’s historical financial position combined with Whitehouse as if the acquisition had occurred on September 30, 2015. The unaudited pro forma combined condensed statements of operations are presented as if the acquisition of Whitehouse and Gadea and financing required to fund the acquisitions had occurred on January 1, 2014 and combines the historical results of the Company, Whitehouse and Gadea for the nine months ended September 30, 2015 and for year ended December 31, 2014. The historical financial results have been adjusted to give effect to pro forma events that are directly attributable to the acquisitions, factually supportable, and with respect to the statement of operations, expected to have a continuing impact on the combined results of the companies.

The unaudited pro forma condensed combined financial statements included herein use the acquisition method of accounting, with the Company treated as the acquirer. The preliminary purchase price for the Whitehouse acquisition was approximately $56.3 million and the purchase price for the Gadea acquisition of $137.9 million. The pro forma adjustments are based on currently available information and upon assumptions that the Company believes are reasonable under the circumstances. A final determination of the purchase price and allocation thereof to the assets acquired and the liabilities assumed has not been made, therefore, the allocation reflected in the unaudited pro forma condensed combined financial statements should be considered preliminary and is subject to the completion of a more comprehensive valuation of the assets acquired and liabilities assumed. The final determination of the purchase price and allocation thereof could differ from the pro forma information included herein. Amounts preliminarily allocated to intangible assets, property, plant and equipment, inventory, and goodwill may change significantly, and amortization methods and useful lives may differ from the assumptions that have been used in this unaudited pro forma combined condensed financial information, any of which could result in a material change in operating expenses.

The unaudited pro forma combined condensed statements of operations are provided for illustrative purposes only. The unaudited pro forma combined condensed statements of operations are not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the acquisition been completed as of the date indicated or that may be achieved in the future and should not be taken as representative of future consolidated results of operations or financial condition of the Company. Furthermore, no effect has been given in the unaudited pro forma combined condensed statements of operations for synergistic benefits and potential cost savings, if any, that may be realized through the combination of the companies or the costs that may be incurred in integrating their operations.

The unaudited pro forma combined condensed statements of operations should be read together with the accompanying notes to the unaudited pro forma combined condensed statements of operations, the historical consolidated financial statements of the Company and accompanying notes included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, the historical consolidated financial statements of the Company and accompanying notes included in the Company’s Quarterly Report on Form 10-Q for the periods ended September 30, 2015 and 2014; the historical financial statements of Gadea and accompanying notes for the six months ended June 30, 2015 and for the year ended December 31, 2014 included in Exhibit 99.1 to the Current Report on Form 8-K/A previously filed by the Company on October 1, 2015; and the historical financial statements of Whitehouse and accompanying notes for the nine months ended September 30, 2015, and for the year ended December 31, 2014, included in Exhibit 99.1 to this Current Report on Form 8-K/A.

Unaudited Pro Forma Condensed Combined Balance Sheet

September 30, 2015

(dollars in thousands)

			Pro Forma		Pro Forma
			Adjustments		Adjustments
			Whitehouse		Gadea		Pro Forma
	AMRI	Whitehouse	(Note 3)		(Note 4)		Combined
Assets
Current assets:
Cash and cash equivalents	$79,462	$992	$(24,302	)(f)	$-		$56,152
Restricted cash	2,963	-	-				2,963
Accounts receivable, net	88,306	2,024	-				90,330
Royalty income receivable	4,762		-				4,762
Inventory	104,668		-		(1,053	)(a)	103,615
Prepaid expenses and other current assets	19,887	101	-				19,988
Deferred income taxes	2,249	-	-				2,249
Property and equipment held for sale	1,132	-	-				1,132
Total current assets	303,429	3,117	(24,302)		(1,053)		281,191

Property and equipment, net	213,686	684	298	(a)	(9,264	)(a)	205,404
Notes hedges	63,220						63,220
Goodwill	145,726		26,670	(b)	(1,496	)(a)	170,900
Intangible assets and patents, net	86,814		26,200	(c)	10,200	(a)	123,214
Deferred income taxes	3,644						3,644
Other assets	3,349		-				3,349
Total assets	$819,868	$3,801	$28,866		$(1,613)		$850,922
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$63,311	$335					$63,646
Deferred revenue and licensing fees	10,908	101					11,009
Income taxes payable	3,084						3,084
Deferred income taxes	4,169						4,169
Accrued pension benefits	585						585
Current installments of long-term debt	15,129	1,036	(1,036	)(d)			15,129
Other current liabilities	2,098						2,098
Total current liabilities	99,284	1,472	(1,036)		-		99,720
Long-term liabilities:
Long-term debt, excluding current installments	344,373	323	29,908	(d),(e)			374,604
Notes conversion derivative	63,220						63,220
Pension and postretirement benefits	7,465						7,465
Income taxes payable	3,002						3,002
Deferred income taxes	12,157				1,564	(a)	13,721
Other long-term liabilities	1,630						1,630
Total liabilities	531,131	1,795	28,872		1,564		563,362
Commitments and contingencies
Stockholders’ equity:
Preferred stock	-						-
Common stock	410						410
Additional paid-in capital	295,277	2,006	(6	)(g)	(3,177	)(b)	294,100
Retained earnings	75,546						75,546
Accumulated other comprehensive loss, net	(14,086)						(14,086)
	357,147	2,006	(6)		(3,177)		355,970
Less, treasury shares at cost	(68,410)	-	-		-		(68,410)
Total stockholders’ equity	288,737	2,006	(6)		(3,177)		287,560
Total liabilities and stockholders’ equity	$819,868	$3,801	$28,866		$(1,613)		$850,922

Unaudited Pro Forma Combined Statement of Operations

For the nine months ended September 30, 2015

(dollars in thousands)

			Pro Forma			Pro Forma
			Adjustments			Adjustments		Pro Forma
			Whitehouse			Gadea		Combined
	AMRI	Whitehouse	(Note 3)		Gadea	(Note 4)		(Note 5)
Contract revenue	$261,706	$7,910			$44,697	$3,450	(c)	$317,763
Recurring royalties	14,238	-				224	(c)	14,462
Total revenue	275,944	7,910	-		44,697	3,674		332,225

Cost of contract revenue	203,011	2,822	(4	)(h)	25,480	2,389	(c),(d)	233,698

Technology incentive award	554	-						554
Research and development	2,778	-				183	(c)	2,961
Selling, general and administrative	55,211	764	1,421	(i)	2,168	1,340	(c),(e),(g)	60,904

Restructuring charges	3,828	-			3,787			7,615
Impairment charges	3,155	-						3,155
Total operating expenses	268,537	3,586	1,417		31,435	3,912		308,887
Income (loss) from operations	7,407	4,324	(1,417)		13,262	(238)		23,338
Interest expense, net	(12,532)	(25)	(1,115	)(j)	(1)	(4,208	)(f)	(17,881)
Other income, net	1,901							1,901
Income (loss) before taxes	(3,224)	4,299	(2,532)		13,261	(4,446)		7,358
Income tax expense (benefit)	862		618	(k)	3,376	(1,532	)(h)	3,324
Net income (loss)	$(4,086)	$4,299	$(3,150)		$9,885	$(2,914)		$4,034

Basic (loss) earnings per share	$(0.12)							$0.12
Diluted (loss) earnings per share	$(0.12)							$0.11

Unaudited Pro Forma Combined Statement of Operations

For the year ended December 31, 2014

(dollars in thousands)

			Pro Forma			Pro Forma
			Adjustments			Adjustments		Pro Forma
			Whitehouse			Gadea		Combined
	AMRI	Whitehouse	(Note 3)		Gadea	(Note 4)		(Note 5)
Contract revenue	$250,704	$8,417			$92,526			$351,647
Recurring royalties	25,867	-			-			25,867
Total revenue	276,571	8,417	-		92,526	-		377,514

Cost of contract revenue	209,193	3,161	14	(h)	63,001	12,777	(d),(i)	288,146
Technology incentive award	1,621	-						1,621
Research and development	1,004	-			5,249			6,253
Selling, general and administrative	48,897	909	1,895	(i)	7,734	2,240	(e)	61,675
Postretirement benefit plan settlement gain	(1,285)							(1,285)
Property and equipment impairment	5,392							5,392
Intangible asset impairment	2,443	-						2,443
Restructuring charges	3,582	-						3,582
Total operating expenses	270,847	4,070	1,909		75,984	15,017		367,827
Income (loss) from operations	5,724	4,347	(1,909)		16,542	(15,017)		9,687
Interest expense, net	(10,957)	(29)	(1,488	)(j)	(715)	(8,417	)(f)	(21,606)
Income from uncolisated affiliate					2,099			2,099
Gain on sale of investment in unconsolidated affiliate					5,837			5,837
Other income (expense), net	(235)				93			(142)
Income (loss) before taxes	(5,468)	4,318	(3,397)		23,856	(23,434)		(4,125)
Income tax expense (benefit)	(2,190)		322	(k)	5,152	(6,700	)(h)	(3,416)
Net income (loss)	$(3,278)	$4,318	$(3,719)		$18,704	$(16,734)		$(709)

Basic (loss) earnings per share	$(0.10)							$(0.02)
Diluted (loss) earnings per share	$(0.10)							$(0.02)

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1.	Description of Transactions

Whitehouse Analytical Laboratories, LLC

On December 15, 2015, the Company completed the purchase of Whitehouse Analytical Laboratories, LLC, a quality control testing laboratory for pharmaceutical companies. The preliminary estimated aggregate purchase price is $56,3 million. In connection with the acquisition, the Company borrowed $30 million under an existing revolving credit agreement. The interest on the revolving agreement is based on LIBOR with an effective rate of interest of 5.067% on December 15, 2015.

Gadea Grupo Farmaceutico, S.L.U.

On July 16, 2015, the Company completed the purchase of Gadea Grupo Farmaceutico, S.L.U. (Gadea), which is a contract manufacturer of complex active pharmaceutical ingredients (APIs) and finished drug product. The purchase price was $137.9 million, which included $97 million in cash and the issuance of 2,200 restricted shares, valued at $40.6 million, plus a working capital adjustment. A portion of the borrowings obtained through the Company’s Second Restated Credit Agreement entered on July 16, 2015 were used to fund the acquisition. The interest rate is based on the Adjusted Eurodollar Rate plus 4.75%, with an effective rate of interest of 5.75%.

2.	Basis of Presentation

The pro forma financial statements were prepared using the acquisition method of accounting in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification (ASC) 805, Business Combinations, and use the fair value concepts defined in ASC 820, Fair Value Measurements and Disclosures. The assets acquired and liabilities assumed are recognized at their fair value as of the date of acquisition. Any temporary differences resulting from the fair value adjustments have been recognized under ASC 740, Income Taxes.

For purposes of the pro forma financial statements, the historical results of Whitehouse for the nine-months ended September 30, 2015 and year ended December 31, 2014 and the historical results of Gadea for the six-months ended June 30, 2015 and the year ended December 31, 2014 have been included. The results of Gadea are fully integrated with the Company effective July 16, 2015. Adjustments have been made to reflect the incremental depreciation expense on the step up in value of property equipment, the amortization on the acquired intangible assets, the interest expense on the debt used to finance the acquisitions, income tax expense on Whitehouse given the treatment as a disregarded entity for U.S. income tax purposes prior to acquisition, and any related income tax effects for the other pro forma adjustments.

Under ASC 805, acquisition-related transaction costs (e.g., advisory, legal, valuation, and other professional fees) are not included as a component of consideration transferred but are accounted for as expenses in the periods in which the costs are incurred. These transaction costs are adjusted and excluded in the unaudited pro forma operating results.

3.	Pro Forma Adjustments (unaudited) - Whitehouse

For the purpose of these pro forma financial statements, the estimated aggregate purchase price has been allocated based on an estimate of the fair value of the assets and liabilities acquired as of the acquisition date. The allocation of the estimated acquisition consideration for Whitehouse is based on estimates, assumptions, valuations and other studies which have not yet been finalized in order to make a definitive allocation. The final amounts allocated to assets acquired and liabilities assumed could differ materially from the amounts presented in the unaudited pro forma condensed combined financial statements. The following table summarizes the allocation of the preliminary estimated aggregate purchase price to the estimated fair value of the net assets acquired at the acquisition date of December 15, 2015:

Assets Acquired

Cash	$378
Accounts receivable	2,084
Prepaid expenses and other current assets	34
Property and equipment	982
Goodwill	26,670
Intangible assets	26,200
Total assets acquired	$56,348

Liabilities Assumed
Accounts payable and accrued expenses	$46
Total liabilities assumed	46
Net assets acquired	$56,302

The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

Unaudited Pro Forma Condensed Combined Balance Sheet

(a)	Represents the estimated fair value adjustment to step up property and equipment acquired.
(b)	Represents the estimated excess of the purchase price over the fair value of the tangible and intangible assets acquired and liabilities assumed.
(c)	The estimated fair value of the following identified intangible assets acquired and the related amortization periods are reflected in the pro forma adjustment:

		Amortization
(in thousands)		Period (in years)
Tradename	$600	9
Customer relationships	25,600	14
	$26,200

(d)	Adjustment to exclude pre-existing debt obligations held by Whitehouse at the time of the transaction. No pre-existing debt obligations were assumed by the Company.
(e)	Includes the borrowing of $30 million on the Company’s revolving credit agreement for the Whitehouse acquisition.
(f)	Represents the net cash used in the investment based on a total purchase price of $56.3 million less the $30 million borrowings.
(g)	Total of $2 million worth of the Company’s shares are expected be issued in 2016 based upon 2015 EBITDA targets agreed upon as part of the transaction.

Unaudited Pro Forma Condensed Combined Statements of Operations

(h)	Represents change in estimated depreciation for the nine-months ended September 30, 2015 and year ended December 31, 2014 due to the offsetting impacts of the step up in values and revised estimated useful lives at the acquisition date. Estimated asset lives are 7 years for lab equipment and the shorter of the term of the lease or asset life for the leasehold improvements.
(i)	Represents incremental amortization expense for the nine-months ended September 30, 2015 and year ended December 31, 2014 due to the revaluation of identifiable definite-lived assets based on the estimated lives of 9 and 14 years.

(j)	Represents interest expense for the nine-months ended September 30, 2015 and the year ended December 31, 2014 on the borrowing of $30 million under a revolving line of credit used to partially fund the Whitehouse acquisition, net of any interest expense on pre-existing debt obligation not assumed from Whitehouse. The estimated annual borrowing rate was 5.067%.
(k)	Represents the tax effects of the inclusion of Whitehouse in the Company’s consolidated tax return and the pro forma adjustments. The estimated effective tax rate in the U.S. for Whitehouse is 35%.

4.	Pro Forma Adjustments (unaudited) – Gadea

For the purpose of these pro forma financial statements, the estimated aggregate purchase price has been allocated based on an estimate of the fair value of the assets and liabilities acquired as of the acquisition date. The allocation of the estimated acquisition consideration for Gadea is based on estimates, assumptions, valuations and other studies which have not yet been finalized in order to make a definitive allocation. The final amounts allocated to assets acquired and liabilities assumed could differ materially from the amounts presented in the unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Balance Sheet

(a)	Adjustments made to the preliminary purchase price allocation to recognize the Gadea inventory, property and equipment, and intangible assets at their fair values. The adjustments include the recognition of in-process research and development (IPR&D) intangible assets. Each individual IPR&D asset will be treated as an indefinite-lived asset until the development activities are complete or abandoned.
(b)	Adjustment to the purchase price consideration made to recognize the discount associated with the 2,200,000 restricted shares issued in conjunction with the Gadea acquisition at the fair value of $18.44.

Unaudited Pro Forma Condensed Combined Statements of Operations

(c)	Includes the estimate income before tax for the period July 1, 2015 to July 15, 2015 (prior to the acquisition), summarized as follows:

Contract revenue	$3,450
Recurring royalties	224
Total revenue	3,674

Cost of contract revenue	3,204
Research and development	183
Selling, general and administrative	782
Total operating expenses	4,169
Income from operations	(495)
Interest expense, net	(24)
Income before taxes	$(519)

(d)	Includes an estimate of the incremental change in depreciation due to the step up in property value and revised asset lives at the acquisition date.

(e)	Includes an estimate of the incremental change in amortization due to the re-valuation of identifiable definite-lived intangible assets.

(f)	Represents interest and amortization of deferred financing costs on the borrowings under the Company’s million term loan facility in the amount of $97 million for the amount of purchase price paid in cash and $10 in financing costs. The interest rate on the facility was 5.75%.

(g)	Includes the elimination of the actual acquisition costs incurred in the amount of $634 by the Company and Gadea during the 9-month period ended September 30, 2015.

(h)	Represents the estimated taxes on the pro forma adjustments based on an effective tax rate of 25% for the income (expense) to be recognized by Gadea and 35% for interest expense in the U.S.

(i)	Includes the fair value adjustment of $14,650 in inventory recognized as part of the purchase price allocation. The amount is recognized over time into Cost of Revenue based on Gadea’s inventory turns.

5.	Pro Forma Earnings (Loss) per Share

The basic and diluted earnings (loss) per share have been adjusted to include the pro forma adjustments for Whitehouse and Gadea for the nine-months ended September 30, 2015 and the year ended December 31, 2014. The total number of weighted shares outstanding includes (i) the 2,200,000 restricted shares issued in the Gadea acquisition, and (ii) an estimate of 101,000 shares expected to issued based on actual 2015 EBITDA results (as defined in the agreement) for Whitehouse, based on a share price of $19.81. A summary of the pro forma basic and diluted earnings (loss) per share is as follows:

	Nine-months ended September 30, 2015			Year ended December 31, 2014
	Net income	Weighted average	Per share	Net income	Weighted average	Per share
	(loss)	# of shares	amount	(loss)	# of shares	amount

As reported	$(4,086)	32,700	$(0.12)	$(3,278)	31,526	$(0.10)
Pro forma adjustments	8,120	2,301		2,569	2,301
Pro forma basic earnings (loss) per share	4,034	35,001	$0.12	(709)	33,827	$(0.02)
Diluted shares		1,234			-
Pro forma diluted earnings (loss) per share	$4,034	36,235	$0.11	$(709)	33,827	$(0.02)